NEWS RELEASE

FOR IMMEDIATE RELEASE                 Contact:    Barbara Nussbaum
September 23, 2004                                Vice President, Administration
                                                  916-786-1116


              SureWest Names Philip Grybas as Senior Vice President
                           and Chief Financial Officer

(ROSEVILLE, CALIFORNIA) -- SureWest Communications (Nasdaq: SURW) announced today the appointment of Philip A. Grybas as Senior Vice President and Chief Financial Officer, effective October 4, 2004. Mr. Grybas currently serves as Vice President, Treasurer, and Chief Financial Officer of Warwick Valley Telephone Company of Warwick, New York.

"Phil Grybas has precisely the type of background and experience in digital TV, broadband and telephony that makes him a perfect fit for SureWest and our growing regional strength in those markets," said Brian Strom, President and Chief Executive Officer. "As a seasoned financial executive, Phil's experience and abilities will serve SureWest well in these rapidly changing times for our industry."

Grybas has more than 20 years of experience in telecommunications. Before joining Warwick Telephone in 2001, he consulted with TEG, a performance management analyst firm, headquartered in Indianapolis, Indiana. Prior to that position, he served from 1998 to 2000 as a senior manager, finance expert and advisor at SBC Communications, managing one of its European investments, the Hungarian National Telephone Company (MATAV). In addition, Grybas has held various Directorship positions in Taxes, Accounting Operations, and Accounting Standards over a 16-year period with Ameritech Corp. A member of the Illinois Society of CPAs, Mr. Grybas holds a B.A. from the University of St. Thomas, an M.B.A. from DePaul University, and an M.S. in International Relations from Creighton University.

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

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